Exhibit 99.1

2010 *Third Quarter*

APPLE REIT NINE

SEPTEMBER 30, 2010

Dear Shareholder

GLADE M. KNIGHT

Since Apple REIT Nine, Inc. entered the third quarter of this year, we have grown the portfolio from 44 Marriott®- and Hilton®-branded hotels to 71, with 9,137 guestrooms, in 26 states. With limited new supply entering the lodging market and an increase in demand, I believe this is an opportune time for the hotel industry and anticipate operations to strengthen in the coming months.

Apple REIT Nine’s purchasing strategy and the current acquisition marketplace have provided numerous advantageous buying opportunities. During the third quarter of this year, we acquired: a TownePlace Suites® by Marriott® in Ft. Worth, TX; a Hilton Garden Inn® in Silver Spring, MD; a Hilton Garden Inn® in West Monroe, LA; a Hilton Garden Inn® in Lafayette, LA; a Hampton Inn® in Kansas City, MO; a Hampton Inn® in St. Louis, MO; a Hampton Inn® in Rogers, AR; a Courtyard® by Marriott® in Alexandria, LA; a Hilton Garden Inn® in Grapevine, TX; and a Hilton Garden Inn® in Nashville, TN. Then, at the beginning of November, we acquired an additional 17 hotels, including: a Courtyard®, a Fairfield Inn & Suites® by Marriott® and a Hilton Garden Inn® in Austin, TX; a Hilton Garden Inn® in Schaumburg, IL; a Hilton Garden Inn® and a Residence Inn® by Marriott® in Mettawa, IL; a Hilton Garden Inn® in Warrenville, IL; a Hilton Garden Inn® in Novi, MI; a Courtyard® and a Residence Inn® in Phoenix, AZ; a Courtyard® and a Fairfield Inn & Suites® in Chandler, AZ; a SpringHill Suites® by Marriott® in Salt Lake City, UT; a Residence Inn® in Mishawaka, IN; a SpringHill Suites® in Indianapolis, IN; an Embassy Suites® in Tampa, FL; and a SpringHill Suites® in Andover, MA.

For the third quarter 2010, our hotels reported an occupancy of 70 percent and for the nine-month period ending September 30, 2010, 67 percent. Occupancy for the same periods last year was 62 percent and 64 percent, respectively. Average daily rate (ADR) for the third quarter of this year was $104 and for the first nine months of the year, $103, as compared to $100 and $107 for the same periods last year, respectively. Revenue per available room (RevPAR) for the third quarter of this year was $73 and for the nine months ending September 30, 2010, $69. RevPAR for the same periods last year was $62 and $68, respectively. Many of the hotels in the Apple REIT Nine portfolio are in the process of getting established within their respective markets. As our period of ownership grows, year-over-year comparisons will become more meaningful.

Funds from operations (FFO) for the third quarter of this year totaled $19.1 million, or $0.13 per share. For the nine-month period ending September 30, 2010, FFO equaled $46.3 million, or $0.37 per share. Distributions paid during the third quarter totaled $0.22 per share, the equivalent of an eight percent annualized rate based on an $11 share price. We continue to closely monitor hotel operations and projected long-term performance as compared to distributions. It is our goal to maintain a stable distribution rate given varying economic cycles and portfolio development. We are committed to maximizing shareholder value and we believe our conservative approach to hotel ownership and capital management will enable us to meet our goals over the long term.

Our portfolio of real estate has been acquired primarily on an all-cash basis and is diversified across 26 states and a variety of Marriott® and Hilton® brands. With the strength of our balance sheet and the quality of our portfolio, I am confident in the long-term success of our program. As always, thank you for your investment in Apple REIT Nine.

Sincerely,

Glade M. Knight
Chairman and Chief Executive Officer

Statements of Operations (Unaudited)

(In thousands except statistical data)	Three months ended Sept. 30, 2010	Three months ended Sept. 30, 2009	Nine months ended Sept. 30, 2010	Nine months ended Sept. 30, 2009

REVENUES
Room revenue	$40,028	$20,420	$96,373	$56,252
Other revenue	3,754	2,242	9,512	6,601
Total hotel revenue	$43,782	$22,662	$105,885	$62,853
Rental revenue	5,343	5,439	15,983	10,515
Total revenue	$49,125	$28,101	$121,868	$73,368

EXPENSES
Direct operating expense	$11,845	$6,385	$29,160	$16,751
Other hotel operating expenses	16,473	9,369	41,374	25,610
General and administrative	1,425	937	4,500	2,835
Acquisition related costs	4,626	2,405	10,126	4,868
Depreciation	7,934	4,618	20,483	11,006
Interest expense, net	263	302	567	930
Total expenses	$42,566	$24,016	$106,210	$62,000

NET INCOME
Net income	$6,559	$4,085	$15,658	$11,368
Net income per share	$0.05	$0.06	$0.13	$0.19

FUNDS FROM OPERATIONS (A)
Net income	$6,559	$4,085	$15,658	$11,368
Depreciation of real estate owned	7,934	4,618	20,483	11,006
Acquisition related cost	4,626	2,405	10,126	4,868
Funds from operations	$19,119	$11,108	$46,267	$27,242
Straight-line rental income	1,546	1,574	4,557	3,043
Modified FFO	$17,573	$9,534	$41,710	$24,199
FFO per share	$0.13	$0.15	$0.37	$0.46
Modified FFO per share	$0.12	$0.13	$0.34	$0.41

WEIGHTED-AVERAGE SHARES OUTSTANDING	144,264	72,310	124,054	58,826

OPERATING STATISTICS
Occupancy	70%	62%	67%	64%
Average daily rate	$104	$100	$103	$107
RevPAR	$73	$62	$69	$68
Number of hotels	54	33
Dividends per share	$0.22	$0.22	$0.66	$0.66

Balance Sheet Highlights (Unaudited)

(In thousands)	September 30, 2010	December 31, 2009

ASSETS
Investment in real estate, net	$1,086,795	$687,509
Cash and cash equivalents	411,473	272,913
Other assets	46,816	22,091
Total assets	$1,545,084	$982,513

LIABILITIES AND SHAREHOLDERS’ EQUITY
Notes payable	$85,852	$58,688
Other liabilities	9,730	6,420
Total liabilities	95,582	65,108
Total shareholders’ equity	1,449,502	917,405
Total liabilities & shareholders’ equity	$1,545,084	$982,513

(A) Funds from operations (FFO) is defined as net income (computed in accordance with generally accepted accounting principals – GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization, plus costs associated with the acquisition of real estate. Modified funds from operations (MFFO) excludes rental revenue earned, but not received during the period or “straight-line” rent. The company considers FFO and MFFO in evaluating property acquisitions and its operating performance and believes that FFO and MFFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the company’s activities in accordance with GAAP. FFO and MFFO are not necessarily indicative of cash available to fund cash needs.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at September 30, 2010 and the results of operations for the interim periods ended September 30, 2010. Such interim results are not necessarily indicative of the results that can be expected for the full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple REIT Nine, Inc. 2009 Annual Report.

Market Diversity
Portfolio of hotels

STATE / CITY

ALABAMA
Dothan, Troy
ALASKA
Anchorage
ARIZONA
Chandler (2), Phoenix (2), Tucson
ARKANSAS
Rogers (2)
CALIFORNIA
Clovis (2), Santa Clarita (4)
COLORADO
Pueblo
FLORIDA
Fort Lauderdale, Miami, Orlando (2), Panama City, Panama City Beach, Tampa
GEORGIA
Albany
IDAHO
Boise
ILLINOIS
Mettawa (2), Schaumburg, Warrenville
INDIANA
Indianapolis, Mishawaka
LOUISIANA
Alexandria, Baton Rouge, Lafayette, West Monroe
MARYLAND
Silver Spring
MASSACHUSETTS
Andover
MICHIGAN
Novi
MINNESOTA
Rochester
MISSISSIPPI
Hattiesburg
MISSOURI
Kansas City, St. Louis (2)
NORTH CAROLINA
Charlotte, Durham, Jacksonville
OHIO
Cleveland/Twinsburg
OKLAHOMA
Oklahoma City
PENNSYLVANIA
Pittsburgh
TENNESSEE
Jackson (2), Johnson City, Nashville
TEXAS
Austin (5), Austin/Round Rock, Beaumont, Dallas/Allen (2), Dallas/Duncanville, Dallas/Lewisville, Fort Worth, Frisco, Grapevine, Houston
UTAH
Salt Lake City
VIRGINIA
Bristol

CORPORATE HEADQUARTERS
814 East Main Street
Richmond, Virginia 23219
(804) 344-8121
(804) 344-8129 FAX

INVESTOR INFORMATION
For additional information about the
company, please contact: Kelly Clarke,
Director of Investor Services
804-727-6321 or
KClarke@applereit.com

Corporate Profile

Apple REIT Nine, Inc. is a real estate investment trust (REIT) focused on the acquisition and ownership of income-producing real estate that generates attractive returns for our shareholders. Our hotels operate under the Courtyard® by Marriott®, Fairfield Inn® by Marriott®, Fairfield Inn & Suites® by Marriott®, Marriott®, Residence Inn® by Marriott®, SpringHill Suites® by Marriott®, TownePlace Suites® by Marriott®, Embassy Suites Hotels®, Homewood Suites by Hilton®, Hilton Garden Inn®, Hampton Inn® and Hampton Inn & Suites® brands. As of November 5, 2010, the Apple REIT Nine portfolio consisted of 71 hotels with 9,137 guestrooms in 26 states and 111 parcels of land leased to a third party.

Mission

Apple REIT Nine, Inc. is a premier real estate investment company committed to providing maximum value for our shareholders.

COVER: HOMEWOOD SUITES, DURHAM, NC

BACK: FAIRFIELD INN & SUITES, ORLANDO, FL; HOMEWOOD SUITES, AUSTIN, TX

This quarterly report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include: the availability and terms of financing; changes in national, regional and local economies and business conditions; competitors within the hotel industry; and the ability of the company to implement its acquisition strategy and operating strategy and to manage planned growth.

In addition, the timing and amounts of distributions to common shareholders are within the discretion of the company’s board of directors. Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that such statements included in this quarterly report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.

“Courtyard® by Marriott®,” “Fairfield Inn® by Marriott®,” “Fairfield Inn & Suites® by Marriott®,” “Marriott®,” “Residence Inn® by Marriott®,” “SpringHill Suites® by Marriott” and “TownePlace Suites® by Marriott®” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references to “Marriott” mean Marriott International and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this correspondence, whether relating to the hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Nine, Inc. or otherwise. Marriott is not involved in any way whether as an “issuer” or “underwriter” or otherwise in the Apple REIT Nine offering and receives no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this correspondence, and the grant by Marriott of any franchise or other rights to Apple REIT Nine shall not be construed as any expression of approval or disapproval. Marriott has not assumed and shall not have any liability in connection with this report.

“Embassy Suites Hotels®,” “Hampton Inn®,” “Hampton Inn & Suites®,” “Hilton Garden Inn®” and “Homewood Suites by Hilton®” are each a registered trademark of Hilton Worldwide or one of its affiliates. All references to “Hilton” mean Hilton Worldwide and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this correspondence, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Nine, Inc., or otherwise. Hilton is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the Apple REIT Nine offering and receives no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this correspondence, and the grant by Hilton of any franchise or other rights to Apple REIT Nine shall not be construed as any expression of approval or disapproval. Hilton has not assumed and shall not have any liability in connection with this report.